Exhibit 4.4

CONFIDENTIAL TREATMENT REQUESTED

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NATIONSTAR ADVANCE FUNDING TRUST 2012-C,
as Issuer

and

WELLS FARGO BANK, N. A.,
as Indenture Trustee

__________

AMENDMENT NO. 5
Dated as of March 29, 2013

to the

INDENTURE
Dated as of June 26, 2012

__________

NATIONSTAR ADVANCE FUNDING TRUST 2012-C
Servicer Advance Receivables Backed Notes, Series 2012-C

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This Amendment No. 5, dated as of March 29, 2013 (this “Amendment”), to the Indenture, dated as of June 26, 2012 (as amended, restated or otherwise modified as of the date hereof, the “Indenture”), is made by and between NATIONSTAR ADVANCE FUNDING TRUST 2012-C, a Delaware statutory trust, as issuer (the “Issuer”), and WELLS FARGO BANK, N.A., a national banking association, not in its individual capacity, but solely as indenture trustee (the “Indenture Trustee”).
WHEREAS, pursuant to Section 8.02 of the Indenture, with the consent of the Required Noteholders, Nationstar (for so long as it holds any interest in the trust), the Issuer, the Indenture Trustee, and each Hedge Provider may enter into one or more amendments to the Indenture, for the purpose of adding any provisions thereto, changing in any manner or eliminating any of the provisions thereof, or modifying in any manner the rights of the Noteholders thereunder;
WHEREAS, the parties hereto have agreed to amend the Indenture in accordance with the provisions of Section 8.02 of the Indenture and the terms of this Amendment;
WHEREAS, as of the date hereof, there are no Hedge Providers;
WHEREAS, Credit Suisse AG, Cayman Islands Branch, and Alpine Securitization Corp. hold at least 66 2/3% in aggregate of the Commitments set forth in the Note Purchase Agreement and are the Holders of 100% of the Notes; and
NOW, THEREFORE, pursuant to the provisions of the Indenture concerning amendment thereof, and in consideration of the amendments, agreements and other provisions herein contained and of certain other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged by the parties hereto, it is hereby agreed between the parties hereto, as follows:

Section 1.	Defined Terms.

As used in this Amendment, capitalized terms have the meanings assigned thereto in the Indenture.

Section 2.	Amendments to the Indenture.

Section 1.01 of the Indenture is hereby amended by the addition of the following definitions and the deletion of, in their entirety, the existing definitions of the same terms:

““Variable Funding Note Discount Factor”:
A.     As of the date hereof and ending upon the earlier to occur of (a) May 15, 2013 and (b) the issuance of term notes with respect to a servicing advance facility collateralized by Collateral (among other collateral) subject to the Lien of this Indenture (including but not limited to Eligible Receivables) with a funded amount under the related term note securitization documents equal to at least $400,000,000 (a “Term Note Securitization”):
I.      With respect to any Receivables other than Sublimit Receivables, (A) with respect to Pool-Level Advances, [***], (B) with respect to Loan-Level Delinquency Advances (Non-Judicial States), [***], (C) with respect to Loan-Level Delinquency Advances (Judicial States),

[***], (D) with respect to Escrow Advances (Non-Judicial States), [***], (E) with respect to Escrow Advances (Judicial States), [***], (F) with respect to Corporate Advances (Non-Judicial States), [***], (G) with respect to Corporate Advances (Judicial States), [***], (H) with respect to any Legacy Deferred Servicing Fees (Non-Judicial States), [***], and (I) with respect to any Legacy Deferred Servicing Fees (Judicial States), [***].
II.      With respect to any Non-FIFO Receivables, (A) with respect to Pool-Level Advances, [***], (B) with respect to Loan-Level Delinquency Advances (Non-Judicial States), [***], (C) with respect to Loan-Level Delinquency Advances (Judicial States), [***], (D) with respect to Escrow Advances (Non-Judicial States), [***], (E) with respect to Escrow Advances (Judicial States), [***], (F) with respect to Corporate Advances (Non-Judicial States), [***], (G) with respect to Corporate Advances (Judicial States), [***], (H) with respect to any Legacy Deferred Servicing Fees (Non-Judicial States), [***], and (I) with respect to any Legacy Deferred Servicing Fees (Judicial States), [***].
III.      With respect to any Non-Backstopped Receivables, (A) with respect to Pool-Level Advances, [***], (B) with respect to Loan-Level Delinquency Advances (Non-Judicial States), [***], (C) with respect to Loan-Level Delinquency Advances (Judicial States), [***], (D) with respect to Escrow Advances (Non-Judicial States), [***], (E) with respect to Escrow Advances (Judicial States), [***], (F) with respect to Corporate Advances (Non-Judicial States), [***], (G) with respect to Corporate Advances (Judicial States), [***], (H) with respect to any Legacy Deferred Servicing Fees (Non-Judicial States), [***], (I) with respect to any Legacy Deferred Servicing Fees (Judicial States), [***].
B.      Following the occurrence of a Term Note Securitization on any date prior to May 15, 2013, with respect to any Receivables, the advance rates shall be agreed upon by the Agent in its sole and absolute discretion.

C.     If a Term Note Securitization shall not have occurred on or prior to May 15, 2013:
I.      With respect to any Receivables other than Sublimit Receivables, (A) with respect to Pool-Level Advances, [***], (B) with respect to Loan-Level Delinquency Advances (Non-Judicial States), [***], (C) with respect to Loan-Level Delinquency Advances (Judicial States), [***], (D) with respect to Escrow Advances (Non-Judicial States), [***], (E) with respect to Escrow Advances (Judicial States), [***], (F) with respect to Corporate Advances (Non-Judicial States), [***], (G) with respect to Corporate Advances (Judicial States), [***], (H) with respect to any Legacy Deferred Servicing Fees (Non-Judicial States), [***], and (I) with respect to any Legacy Deferred Servicing Fees (Judicial States), [***].
II.      With respect to any Non-FIFO Receivables, (A) with respect to Pool-Level Advances, [***], (B) with respect to Loan-Level Delinquency Advances (Non-Judicial States), [***], (C) with respect to Loan-Level Delinquency Advances (Judicial States), [***], (D) with respect to Escrow Advances (Non-Judicial States), [***], (E) with respect to Escrow Advances (Judicial States), [***], (F) with respect to Corporate Advances (Non-Judicial States), [***], (G) with respect to Corporate Advances (Judicial States), [***], (H) with respect to any Legacy Deferred

*** Note: Confidential treatment has been requested with respect to the information contained within the [***] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

Servicing Fees (Non-Judicial States), [***], and (I) with respect to any Legacy Deferred Servicing Fees (Judicial States), [***].
III.      With respect to any Non-Backstopped Receivables, (A) with respect to Pool-Level Advances, [***], (B) with respect to Loan-Level Delinquency Advances (Non-Judicial States), [***], (C) with respect to Loan-Level Delinquency Advances (Judicial States), [***], (D) with respect to Escrow Advances (Non-Judicial States),[***], (E) with respect to Escrow Advances (Judicial States), [***], (F) with respect to Corporate Advances (Non-Judicial States), [***], (G) with respect to Corporate Advances (Judicial States), [***], (H) with respect to any Legacy Deferred Servicing Fees (Non-Judicial States), [***], (I) with respect to any Legacy Deferred Servicing Fees (Judicial States), [***].
If, on any Funding Date, a Discount Factor Reduction Event shall have occurred and be continuing with respect to the related Securitization Trust, each percentage set forth in this definition with respect to any such Receivables immediately above shall be decreased by an amount equal to the product of (A) the applicable Discount Factor Reduction Percentage and (B) the applicable Discount Factor Proportional Weighting Ratio."

Section 3.Effective Date. This Amendment shall become effective as of March 29, 2013 (the “Effective Date”) upon the execution and delivery of this Amendment by all parties hereto.

Section 4.Waiver. Nationstar and Credit Suisse AG, Cayman Islands Branch and Alpine Securitization Corp. as the Required Noteholders (who are also the Holders of 100% of the Notes) hereby waive and instruct the Indenture Trustee to waive the following: (i) Section 8.02 of the Indenture requiring the delivery of a Tax Opinion with respect to this Amendment; and (ii) Section 8.04 of the Indenture requiring the delivery of an Opinion of Counsel stating that the execution of this Amendment is authorized or permitted by the Indenture.

Section 5.Expenses.

The Issuer and Seller hereby agree that in addition to any costs otherwise required to be paid pursuant to the Transaction Documents, the Issuer and Seller shall pay the reasonable and documented legal fees and out-of-pocket expenses of legal counsel to the Agent, the Noteholders, the Owner Trustee and the Indenture Trustee incurred in connection with the consummation of this Amendment and all other documents executed or delivered in connection therewith.
Section 6.Ratification of the Indenture.

The parties hereto ratify all terms of the existing Indenture other than those amended hereby, and ratify those provisions as amended hereby.

*** Note: Confidential treatment has been requested with respect to the information contained within the [***] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

Section 7. Successors and Assigns.

This Amendment shall be binding upon the parties hereto and their respective successors and assigns.
Section 8. Governing Law.
THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CHOICE OF LAW PRINCIPLES EXCEPT AS PROVIDED IN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
Section 9. Counterparts.

The Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.
Section 10. Entire Agreement.

The Indenture, as amended by this Amendment, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and fully supersedes any prior or contemporaneous agreements relating to such subject matter.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective signatories thereunto duly authorized and their respective signatures duly attested all as of the day and year first above written.

NATIONSTAR ADVANCE FUNDING TRUST 2012-C, as Issuer

By: Nationstar Mortgage LLC, as its Administrator

By: /s/ Amar Patel
Name:    Amar Patel
Title: Executive Vice President

WELLS FARGO BANK, N. A.,
as Indenture Trustee and not in its individual capacity

By: /s/ Mark DeFabio
Name: Mark DeFabio
Title: Vice President

Consented and Agreed to as of the date first above written:

CREDIT SUISSE AG, NEW YORK BRANCH
as Agent

By: Michelangelo Raimondi
Name:     Michelangelo Raimondi
Title:    Associate

By: /s/ Jason Muncy
Name:    Jason Muncy
Title:    Vice President

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH
as Committed Purchaser

By: /s/ Michelangelo Raimondi
Name:    Michelangelo Raimondi
Title: Authorized Signatory

By: /s/ Jason D. Muncy
Name:    Jason D. Muncy
Title:    Authorized Signatory

ALPINE SECURITIZATION CORP.
as Conduit Purchaser

By: Credit Suisse AG, New York Branch,
as its attorney-in-fact

By: /s/ Michelangelo Raimondi
Name:    Michelangelo Raimondi
Title: Associate

By: /s/ Jason Muncy
Name:    Jason Muncy
Title: Vice President

NATIONSTAR MORTGAGE LLC
as Seller

By: /s/ Amar Patel
Name: Amar Patel
Title: Executive Vice President